FIRST FINANCIAL HOLDINGS, INC.
                             34 Broad Street
                         Charleston, S. C. 29401
                              803-529-5800


                            December 20, 1995


Dear Stockholder:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of First Financial Holdings, Inc. to be held at the Corporation's main office, 34 Broad Street, Charleston, South Carolina, on Wednesday, January 24, 1996, at 5:30 p.m., South Carolina time.

     The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and Officers of the Corporation, as well as a representative of KPMG Peat Marwick LLP, the Corporation's independent auditors, will be present to respond to any questions stockholders may have.

     To ensure proper representation of your shares at the meeting, please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible, even if you currently plan to attend the meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

                         Sincerely,



                         A. L. Hutchinson, Jr.
                         President and Chief Executive Officer

               FIRST FINANCIAL HOLDINGS, INC.
                       34 Broad Street
             Charleston, South Carolina  29401
                        803-529-5800

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
               TO BE HELD ON JANUARY 24, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders ("Meeting") of First Financial Holdings, Inc.
("Corporation") will be held at the main office of the Corporation at 34 Broad Street, Charleston, South Carolina, on
Wednesday, January 24, 1996, at 5:30 p.m., South Carolina time.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.   The election of three directors of the Corporation; and

     2. Such other matters as may properly come before the Meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Bylaws, the Board of Directors has fixed the close of business on November 30, 1995, as the record date for the determination of the stockholders entitled to vote at the Meeting and any adjournments thereof.

     You are requested to complete and sign the enclosed form of Proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote in person at the Meeting.

                         BY ORDER OF THE BOARD OF DIRECTORS


                         PHYLLIS B. AINSWORTH
                         SECRETARY

Charleston, South Carolina
December 20, 1995

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION
THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE  A
QUORUM.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR
CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED
STATES.

                   PROXY STATEMENT
                          OF
             FIRST FINANCIAL HOLDINGS, INC.
                   34 Broad Street
           Charleston, South Carolina  29401
                    803-529-5800

            ANNUAL MEETING OF STOCKHOLDERS
            TO BE HELD ON JANUARY 24, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Financial Holdings, Inc. ("First Financial" or "Corporation") to be used at the Annual Meeting of Stockholders of the Corporation ("Meeting"). The Meeting will be held at the Corporation's main office at 34 Broad Street, Charleston, South Carolina, on Wednesday, January 24, 1996, at 5:30 p.m., South Carolina time. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about December 20, 1995.

     First Financial operates as a multiple savings and loan holding company for First Federal Savings and Loan Association of Charleston ("First Federal") and Peoples Federal Savings and Loan
Association, Conway, South Carolina ("Peoples
Federal")(collectively, the "Associations").


                          REVOCATION OF PROXIES

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Corporation at 34 Broad Street, Charleston, South Carolina 29401, or the filing of a later proxy, to be received prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of First Financial will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth below.


         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Stockholders of record as of the close of business on November 30, 1995, are entitled to one vote for each share then held. Stockholders are not permitted to cumulate their votes for the election of directors. As of November 30, 1995, the Corporation had 6,307,730 shares of common stock ("Common Stock") issued and outstanding.

     Persons and groups owning in excess of 5% of the Corporation's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act"). Based upon such reports, the following table sets forth, as of September 30, 1995, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who owned more than 5% of the Corporation's outstanding shares of Common Stock at September 30, 1995. The table also sets forth information as to the shares of Common Stock beneficially owned by the Chief Executive Officer of the Corporation, by the Corporation's or the Associations' four other most highly compensated individuals ("named executive officers") and by all executive officers and directors of the Corporation as a group.

Name and                  Amount and Nature    Percent of Shares
Address of                of Beneficial        of Capital Stock
Beneficial Owner          Ownership<F1>         Outstanding

Dimensional Fund
  Advisors, Inc.<F2>           361,600             5.73%
1299 Ocean Avenue
11th Floor
Santa Monica,
  California  90401

Named Executive Officers <F3>
A. L. Hutchinson, Jr.         122,595             1.94%
A. Thomas Hood                 94,085             1.49%
George N. Magrath, Jr.         21,239              .34%
Charles F. Baarcke, Jr.        37,559              .60%
John L. Ott, Jr.               57,768              .92%

All officers and directors
  as a group (37 persons)     730,986(3)         11.59%
_______________________
<F1>  Unless otherwise indicated, all shares are owned directly by the named persons or by the persons indirectly through a
      trust, corporation or association, or as custodians or
      trustees for the shares of minor children.  The named
      persons effectively exercise voting and investment power
      over such shares.
<F2>  Dimensional Fund Advisors, Inc. ("Dimensional"), a
      registered investment advisor, is deemed to have beneficial ownership of 361,600 shares of the Corporation's Common
      Stock as of September 30, 1995. Such shares are held in
      portfolios of DFA Investment Dimensions Group Inc., a
      registered open-end investment company, or in series of the
      DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust,
      investment vehicles for qualified employee benefit plans,
      all of which Dimensional serves as investment manager.
      Dimensional disclaims beneficial ownership of all such
      shares.
<F3>  Includes 33,100, 35,440, 11,800, 22,600, 17,300 and 252,671
      shares of Common Stock that may be received upon the
      exercise of stock options, which are exercisable within 60 days from September 30, 1995, for Messrs. Hutchinson, Hood,
      Magrath, Baarcke, Ott and all officers and directors as a
      group, respectively.

                   PROPOSAL I - ELECTION OF DIRECTORS

     The Corporation's Board of Directors ("Board") is currently composed of 10 members. The Corporation's Certificate of Incorporation provides that directors are to be elected for terms of three years with approximately one-third elected annually. At the Meeting, three directors will be elected to serve for a three-year period, or until their respective successors have been elected and qualified. The Nominating Committee has nominated for election as directors James C. Murray, D. Kent Sharples and
D. Van Smith for three-year terms. All nominees currently are members of the Board.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend or the Board may amend the Bylaws and reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE
                                NOMINEES
                    FOR DIRECTORS OF THE CORPORATION.

     The following table sets forth for each nominee and for each director continuing in office his name, age, principal occupation(s) during the past five years, the year he first became a director and the number of shares of the Corporation's
Common Stock he owns beneficially.

                                                                                  Shares of
                                                                                   Common
                                                                                    Stock
                                                                                Beneficially
                                                          Year First       Year    Owned at      Percent
                                                            Elected        Term  September 30,     of
       Name           Age<F1>   Principal Occupation<F2>   Director<F3>   Expires   1995<F4>      Class
                                                     BOARD NOMINEES
James C. Murray<F5>    56      President, Chief Executive     1991        1999<F6>    6,915       .11%
                               Officer, and Chairman of
                               Utilities onstruction Co.,
                               an electrical contracting
                               company specializing in high
                               voltage electrical work and
                               heavy industrial work in the
                               Southeast.

D. Kent Sharples<F7>   52      President of Horry-Georgetown  1992<F8>    1999<F6>    5,909       .09%
                               Technical College.

D. Van Smith<F5>       64      President and co-owner of Van  1968        1999<F6>   19,631       .31%
                               Smith Company, Inc., a concrete
                               company; President and owner of
                               Smith and Smith, Inc., an
                               investment property company.


                                               DIRECTORS CONTINUING IN  OFFICE

A. Thomas Hood<F5><F7> 49      Executive Vice President and   1987        1997       94,085      1.49%
                               Chief Operating Officer of the
                               Corporation and President and
                               Chief Executive Officer of First
                               Federal since February 1, 1995.
                               Previously served in various
                               capacities for the Corporation
                               and First Federal.  Mr. Hood
                               also serves as a director of the
                               Business Development Corporation
                               of South Carolina.

A. L. Hutchinson, Jr.  61      President and Chief Executive  1985        1997      122,595      1.94%
<F5><F7>                       Officer of the Corporation; Vice
                               Chairman of the Corporation and
                               First Federal since February 1,
                               1995.  Previously served in various
                               capacities for the Corporation and
                               First Federal.

Thomas E. Thornhill    66      Principal, Clement, Crawford & 1979        1997       21,101       .33%
<F5>                           Thornhill, Inc., a commercial
                               real estate firm.

Gary C. Banks, Jr.<F5> 61      Director and retired Executive 1987        1998       17,815       .28%
                               Vice President, Banks Construction
                               Company, which specializes in
                               highway construction.

Joseph A. Baroody<F7>  67      Retired President of N. B.     1992<F8>    1998        3,608       .06%
                               Baroody Co., Inc., a wholesale
                               foods business.

Paul G. Campbell, Jr.  49      Senior Vice President and      1991        1998        3,800       .06%
<F5>                           General Manager of Alumax of
                               South Carolina, a leading primary
                               aluminum reduction company in
                               the U. S.

Herman B. Speissegger, 70      Retired Vice President and     1978        1998       36,088       .57%
Jr.<F5><F7>                    Group Executive of Customer
                               Operations for South Carolina
                               Electric and Gas Company.
                               Self-employed engineering and
                               management consultant.
___________________
<F1>  As of September 30, 1995.
<F2>  Nominees and directors have held these vocations or positions for at least five years, unless otherwise noted.
<F3>  Includes prior service, as applicable, on the Board of Directors of First Federal.
<F4>  In accordance with Rule 13d-3 under the 1934 Act, a person is deemed to be the beneficial owner, for purposes of this table, of any share of the Corporation's Common Stock if he has shared voting and/or investment power with respect to such security.  The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals and other forms of ownership, over which shares the persons named in the table possess voting and investment power.  None of the directors have exercised their right to disclaim beneficial ownership over shares in which they possess a beneficial interest.  This table also includes 92,046 shares of Common Stock subject to outstanding options which are exercisable within 60 days from
      September 30, 1995.
<F5>  Also serves as a director of First Federal.
<F6>  Assuming re-election at the Meeting.
<F7>  Also serves as a director of Peoples Federal.
<F8>  Does not include prior service on Board of Directors of Peoples Federal.

     The following discussion presents information with respect to the nominees at the Meeting:

     JAMES C. MURRAY has served as a director of First Financial since 1991. Mr. Murray, a Registered Professional Engineer, has been President and Chief Executive Officer since 1980 and
Chairman of the Board of Directors since 1984 of Utilities
Construction Company, an electrical contracting company specializing in high voltage electrical work and heavy industrial work in the Southeast. Mr. Murray is active in numerous civic associations, including serving as President of the Coastal
Carolina Council of the Boy Scouts of America and as a director on the Boy Scouts of America Southern Regional Executive Board, which governs 13 states. Having served as a director and treasurer for the Trident United Way, Mr. Murray will serve as the 1996 Trident United Way Campaign Chairman. He is active in the South Carolina Chamber of Commerce and Trident Technical
College Foundation, of which he previously served as President.

     D. KENT SHARPLES has served as a director of Peoples Federal since 1985. Since 1980, Dr. Sharples has been President of
Horry-Georgetown Technical College, Conway, South Carolina. He has been active in numerous civic associations, serving as President of the United Way of Horry County, President of the
Myrtle Beach Rotary Club, Chairman of the Horry County Economic
Development Board, Chairman of the Subcommittee of the Area
Transportation Council, a member of the Board of Directors of Grand Strand YMCA, a member of the Myrtle Beach Chamber of
Commerce, and a member of the Georgetown Propeller Club.  Dr.
Sharples was also appointed by then Secretary of Labor Dole to serve as a member of the Secretary's Advisory Commission.

     D. VAN SMITH has served as a director of First Federal for 27 years. He is President and co-owner of Van Smith Company,
Inc., a concrete company. Mr. Smith is also President and owner of Smith and Smith, Inc., an investment property company. He is a member of several professional and social organizations.


      MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

FIRST FINANCIAL

     The Board of Directors of the Corporation conducts its business through meetings of the Board and through its committees. During the fiscal year ended September 30, 1995, the Board of Directors of the Corporation held eight meetings. No director of First Financial attended fewer than 75% of the total meetings of the Board and committee meetings on which such Board member served during this period for the Corporation except for Mr. Campbell who missed one meeting of the Compensation/Benefits
Committee due to other business commitments.

     The Executive Committee of the Corporation, composed of Messrs. Smith, Hood, Hutchinson, Murray and Sharples, met five times during the fiscal year ended September 30, 1995.

     The Audit Committee of the Corporation, composed of Messrs.
Speissegger, Baroody, Sharples and Thornhill meets periodically to study the findings of the Corporation's independent auditors and internal auditor and to evaluate policies and procedures relating to internal controls. This Committee met four times during the fiscal year ended September 30, 1995.

     The Compensation/Benefits Committee of the Corporation, composed of Messrs. Banks, Baroody, Campbell and Speissegger, reviews compensation policies and benefit plans of the Corporation, grants stock options and recommends compensation for senior management. This Committee held three meetings during the fiscal year ended September 30, 1995.

     Article II, Section 14 of the Corporation's Bylaws provides that the Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors.
Such section of the Bylaws also provides as follows: "No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation."
Article II, Section 15 further provides that any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation.
Article IX of the Certificate of Incorporation provides that notice of a stockholder's intent to make a nomination or present new business at the meeting ("stockholder notice") must be given not less than 30 days nor more than 60 days prior to any such meeting; provided, however, that if less than 31 days notice of the meeting is given to stockholders by the Corporation, a stockholder's notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. If properly made, such nominations or new business shall be considered by stockholders at such meeting. The Board of Directors of the Corporation held one meeting in its capacity as the nominating committee during the fiscal year ended September 30, 1995.

FIRST FEDERAL

     During the fiscal year ended September 30, 1995, the Board of Directors of First Federal held 13 meetings. No director of First Federal attended fewer than 75% of the total meetings of the Board and committee meetings on which such Board member served during this period except Mr. Campbell who missed one meeting of the Compensation/Benefits Committee due to other business commitments.

     The Executive Committee of First Federal, composed of
Messrs. Smith, Hood, Hutchinson, Speissegger and Thornhill, held no meetings during the fiscal year ended September 30, 1995.

     The Planning and Development Committee, composed of Messrs.
Campbell, Hood, Magrath and Thornhill, held one meeting during the fiscal year ended September 30, 1995.

     The Directors Loan Committee, composed of Messrs. Murray,
Hood, Speissegger and Stilley, met 12 times during the fiscal year ended September 30, 1995.

     The Public Relations Committee, composed of Messrs. Banks,
Hutchinson, Magrath and Murray held one meeting during the fiscal year ended September 30, 1995.

     The Audit Committee, composed of Messrs. Thornhill, Banks and Stilley, met four times during the fiscal year ended
September 30, 1995.

     The Compensation/Benefits Committee, composed of Messrs.
Campbell, Banks and Stilley, reviews the evaluations of senior management, the performance of the President and Chief Executive
Officer, and recommends salaries for the upcoming year. During the fiscal year ended September 30, 1995, the Committee held two meetings.

     Article II, Section 14 of First Federal's Bylaws provides that the Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors.
The nominating committee met one time during fiscal 1995.

PEOPLES FEDERAL

     During the fiscal year ended September 30, 1995, the Board of Directors of Peoples Federal held 12 meetings. No director of Peoples Federal attended fewer than 75% of the total meetings of the Board and committee meetings on which such Board member served during this period.

     The Executive Committee of Peoples Federal, composed of
Messrs. Baroody, Griffin, Hutchinson, Magrath and Sharples, held no meetings during the fiscal year ended September 30, 1995.

     The Loan Committee of Peoples Federal schedules weekly meetings in Conway and in Florence. Three directors and/or staff constitute a quorum of which one of these members must be a non-management director. Dr. Griffin serves as Chairman in Conway and Mr. Willcox serves in this capacity in Florence. There were 52 meetings held in Conway and 43 meetings held in Florence during fiscal 1995.

     The Audit Committee of Peoples Federal, composed of Messrs.
Willcox, Sharples, Baroody, Swink and Speissegger, met four times during the year ended September 30, 1995.

     The Compensation Committee of Peoples Federal, composed of
Messrs. Baroody, Sharples and Speissegger, reviews the
performance of and recommends compensation for the President and
Chief Executive Officer.   During the fiscal year ended September
30, 1995, the Committee held one meeting.

     Article II, Section 14 of Peoples Federal's Bylaws provide that the Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors.
The nominating committee met one time during fiscal 1995.


                         MANAGEMENT REMUNERATION

     Summary Compensation Table. The following information is furnished for the Chief Executive Officer and those named officers for the Corporation or the Associations who received salaries and bonuses in excess of $100,000 during the fiscal year ended September 30, 1995.

                           SUMMARY COMPENSATION TABLE*
                                     Annual  Compensation      Long-Term
                                                              Compensation

                                                                 Awards
                                               Other Annual                     All Other
                                      Salary   Compensation   Stock Options   Compensation
Name and Principal Position   Year    ($)<F1>     ($)<F2>          (#)           ($)<F3>
A. L. Hutchinson, Jr.,        1995   $217,987       --              --           $ 6,259
Vice Chairman,
President and Chief           1994    213,178       --            23,500           9,015
Executive Officer
                              1993    193,668       --              --            12,410

A. Thomas Hood,               1995    162,829       --              --             6,259
Executive Vice President
and Chief Operating Officer   1994    153,549       --            15,600           7,190
of the Corporation; President
and Chief Executive Officer,  1993    145,353       --              --             9,485
First Federal

George N. Magrath, Jr.        1995    110,319       --              --             7,457
President
Peoples Federal               1994     97,839       --             1,800           7,523

                              1993     89,666       --            10,000           2,857

Charles F. Baarcke, Jr.,      1995    121,755       --              --             3,943
Senior Vice President
                              1994    115,574       --             4,400           4,310

                              1993    107,571       --              --             5,659

John L. Ott, Jr.,             1995    125,271       --              --             5,090
Senior Vice President
                              1994    120,268       --            11,300           5,642

                              1993    112,199       --              --             7,398

* All compensation, except for the compensation of George N. Magrath, Jr., is paid by First Federal but allocated between the Corporation and First Federal based on approximate time spent by the named executive on Corporation business.  Mr. Magrath is compensated by Peoples Federal.
_________________
<F1>  Does not include directors' fees described below. Includes management fees assessed First Financial by First Federal for hours spent attending to
      First Financial business.  Since the formation of First Financial, effective June 30, 1988, none of its executive officers have received any remuneration from First Financial.  It is expected that unless and until First Financial becomes actively involved in additional businesses, no separate compensation will be paid to the officers of First Financial in addition to that paid to them by First Federal.
<F2>  Does not include perquisites which did not exceed $50,000 or 10% of salary and bonus.
<F3>  Represents total 401(k) and profit sharing plan contributions paid by the Corporation in fiscal year.

  Option Exercise Table. The following table sets forth the aggregated option exercises in fiscal 1995 and fiscal year-end option value for the Chief Executive Officer and the named executive officers under the First Federal 1983 Stock Option and Incentive Plan and First Financial's 1990 Stock Option and Incentive Plan.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR END OPTION VALUES
                                                                               Value of
                                                                              Unexercised
                                                     Number of               In-the-Money
                         Shares                     Unexercised           Options at Fiscal
                        Acquired       Value   Options at Fiscal Year       Year End<F1>
                           on         Realized   End Exercisable/            Exercisable/
       Name             Exercise        <F1>       Unexercisable            Unexercisable

A. L. Hutchinson, Jr.    9,000        $87,875      33,100/10,400          $363,000/$52,000

A. Thomas Hood           4,660         51,170      35,440/2,500            397,807/12,500

George N. Magrath, Jr.    -0-           -0-        11,800/--                95,250/--

Charles F. Baarcke, Jr.   -0-           -0-        22,600/--               292,725/--

John L. Ott, Jr.         2,000         23,000      17,300/--               145,750/--

______________________
<F1> Market value of underlying securities at exercise or fiscal year end, minus the exercise or base price.

     During fiscal 1993, the Stock Option Committee established First Financial stock ownership guidelines for members of management. The desired level of stock ownership is based on the market value of the shares owned as a percentage of annual salary. The percentages are 400%, 300%, 200% and 100% for the President, Executive Vice President, Senior Vice Presidents and other members of management, respectively. Stock ownership goals are expected to be met within five years. When goals are met, additional stock options may be granted. All members of management have met stock ownership goals set by the Corporation, with the exception of ten management members, nine of which have been members for less than five years.

     Pension Plan Table. The following table indicates the annual retirement benefit that would be payable under the former pension plan of First Federal and the related Supplemental
Executive Retirement Plan ("SERP")(as discussed herein).

                           PENSION PLAN TABLE
                     Estimated Annual Pension for
  Average           Representative Years of Service
 Earnings
                  20        25          30         35
$ 40,000       $16,000   $20,000    $ 24,000   $ 28,000
  60,000        24,000    30,000      36,000     42,000
  80,000        32,000    40,000      48,000     56,000
 100,000        40,000    50,000      60,000     70,000
 150,000        60,000    75,000      90,000    105,000
 200,000        80,000   100,000     120,000    120,000

     First Federal previously maintained a qualified, noncontributory defined benefit pension plan (the "Pension Plan"), qualified under the Employee Retirement Income Security Act of 1974 ("ERISA"). The Pension Plan covered all full-time employees of First Federal who had attained the age of 21 years and had been employed at least 1,000 hours during the annual enrollment period. The Pension Plan provided for monthly payments to or on behalf of each covered employee upon such employee's retirement at age 65 based upon 60% of the employee's highest average earnings during any three consecutive years of his employment in the last ten years reduced by 60% of the employee's projected social security benefit. Benefit accruals under the Pension Plan ceased as of December 31, 1989 and the Pension Plan was terminated effective August 31, 1990. Participants having accrued benefits under the Pension Plan were entitled to elect (i) to receive their accrued benefit as an annuity contract; or (ii) to transfer their accrued benefit to their account under First Federal's Sharing Thrift Plan. All regulatory approvals were received and the Pension Plan was liquidated on or about December 15, 1991.

     First Federal also maintains the SERP for certain eligible employees, including Mr. Hutchinson and several other officers and employees. The SERP is an unfunded plan which provides for benefit payments to supplement those payable under the First Federal Thrift Plan (including amounts transferred from the Pension Plan), under conditions specified in the SERP. In fiscal 1993, the First Federal Thrift Plan was transferred to and became the First Financial Thrift Plan. The SERP covers certain employees who had over 20 years of service with First Federal and had attained age 50 prior to the termination of the Pension Plan. Under the SERP, First Federal will pay any required additional amounts so that the total benefits paid to SERP participants will be the same as the Pension Plan would have paid to such persons absent termination of the Pension Plan. SERP benefits are based on final average pay and service with First Federal to age 65. The benefits calculated under the SERP are offset by payments under the Pension Plan and, after January 1, 1991, by the present value of profit sharing contributions to First Financial's Thrift Plan described above. For the fiscal year ended September 30, 1995, total SERP costs charged to expense for Mr. Hutchinson was $52,194 and the amount charged to expense for all officers and employees was $70,475.

     Employment Agreements. First Federal entered into employment agreements ("Agreements") with Messrs. Hutchinson and Hood on July 30, 1987, which Agreements were subsequently amended on September 29, 1988 and October 1, 1993 and now include First Financial as a party to the Agreements. Additionally, First Federal and First Financial entered into three year Agreements with Messrs. Baarcke and Ott on October 1, 1993. On the same date, Peoples Federal and First Financial entered into an employment agreement with Mr. Magrath for a term of three years. The Agreements of Messrs. Hutchinson, Hood, Magrath, Baarcke and Ott provide for a salary of not less than $190,380, $143,700, $93,600, $104,220 and $112,080 per annum, respectively, disability and retirement income benefits and bonus and other fringe benefits as may be approved by the Board of Directors.
The terms of the Agreements may be extended for an additional 12 full calendar months upon action of the Board of First Federal, Peoples Federal and First Financial prior to the anniversary date of the Agreements and on each succeeding anniversary date thereafter. Each of the Agreements provides for termination for cause or in certain events specified by Office of Thrift Supervision ("OTS") regulations. Each of the Agreements is also terminable by First Federal, Peoples Federal or the Corporation without cause except that the affected employee would be entitled to the full amount of salary remaining under the term of the Agreement. In the event of a change in control of the Corporation resulting in the involuntary termination of employment following such change in control, each Agreement provides for the payment to the employee of the greater of the salary which would have been received for the remainder of the Agreement or 2.99 of a year's salary for Messrs. Hutchinson, Hood, Magrath, Baarcke and Ott. At September 30, 1995, Messrs. Hutchinson, Hood, Magrath, Baarcke and Ott would have received approximately $638,305, $491,197, $334,345, $353,777 and
$371,179, respectively, if the Agreements were terminated subsequent to change in control.

     On October 1, 1993, First Federal and First Financial entered into one year employment agreements with eight other officers and with one officer on May 15, 1995. In the event of a change in control of the Corporation resulting in the involuntary termination of employment of the officer following such change in control, the agreements provide for the payment of one year's salary. At October 1, 1995, such officers would have received approximately $644,340 in the aggregate if such agreements were terminated subsequent to a change in control.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE CORPORATION'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE 1934 ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

     Report of the Compensation Committee. The Compensation/ Benefits Committees of the Board of Directors for the Corporation, First Federal and Peoples Federal are composed entirely of independent directors. The Corporation's Committee is responsible for establishing and monitoring compensation policies of the Corporation and for reviewing and ratifying the actions of the Associations' Compensation Committees. Performance is evaluated and salaries are set at the Associations' level.

     It is the policy of First Federal and Peoples Federal that the performance of senior management be evaluated using the same established criteria which are used for the staff and that the salary structure for the executive officers be included in the salary structure of the Associations. The Committees are responsible for evaluating the performance of the Chief Executive Officer of the Associations while the Chief Executive Officer of the Associations evaluates the performance of other senior officers. Salary increases are recommended to the Committee based on these evaluations. The Committee reviews the evaluations and sets the salaries for the coming year.

     The Compensation Committees' considerations include management skills, long-term performance, shareholder returns, operating results, asset quality, asset-liability management, regulatory compliance and unusual accomplishments as well as economic conditions and other external events that affect the operations of the Corporation. Compensation policies must promote the attraction and retention of highly qualified executives and the motivation of these executives for performance related to a financial interest in the success of the Corporation and the enhancement of long-term shareholder value.

     In addition to salaries, the Corporation's compensation plan includes Profit Sharing Plan contributions and matching contributions to the 401(k) Plan, both of which are based on return on equity. Stock options are also awarded periodically based on performance, length of service and salary grades. The awards of stock options should provide increased motivation to work for the success of the Corporation thereby increasing personal financial success. Options granted to executives and employees are at a price equal to the closing price of the Corporation's stock on the date of grant.

   Periodically, independent compensation consultants are engaged to review the salary levels of all members of management as compared with peers with comparable responsibilities in other companies. Results are reported to the Compensation/Benefits
Committee.

   During the fiscal year ended September 30, 1995, the base compensation for A. L. Hutchinson, Jr., Vice Chairman, President and Chief Executive Officer of the Corporation, was $217,987 which represented a 2.26% increase from the previous fiscal year. Based on plan provisions, the Corporation also made contributions to the Sharing Thrift Plan and the SERP on his behalf.

   PEOPLES FEDERAL SAVINGS AND     FIRST FEDERAL SAVINGS AND LOAN
       LOAN ASSOCIATION             ASSOCIATION OF CHARLESTON

       Joseph A. Baroody             Paul G. Campbell, Jr.
       D. Kent Sharples              Gary C. Banks, Jr.
       Herman B. Speissegger, Jr.    Walter A. Stilley, III


                 FIRST FINANCIAL HOLDINGS, INC.

                      Gary C. Banks, Jr.
                      Joseph A. Baroody
                      Paul G. Campbell, Jr.
                      Herman B. Speissegger, Jr.

   Compensation Committee Interlocks And Insider Participation. The Board of Directors of the Corporation has a Compensation/Benefits Committee currently composed of Messrs. Banks, Baroody, Campbell and Speissegger. Mr. Banks is presently the Committee's Chairman. The Committee reviews and ratifies the actions of the Compensation Committees of First Federal and Peoples Federal. No member of the Compensation Committee is a former or current officer or employee of the Corporation or any of its subsidiaries.

   Performance Graph. The following graph shows a five year comparison of cumulative total returns for the Corporation, the CRSP Index for NASDAQ Stock Market (U.S. Companies) and the CRSP
Peer Group Index.*

               Comparison of Five Year Cumulative Total Returns
                        FIRST FINANCIAL HOLDINGS, INC.

                                                Nasdaq Stock Market
                                                             CRSP Index
Measurement Period     First Financial     CRSP Index     Savings Institutions
(Fiscal Year End)       Holdings, Inc.    US Companies   (SIC 6030-6039 US Only)
   9/30/90             100.0            100.0               100.0
   9/30/91             155.4            157.3               153.2
   9/30/92             224.4            176.3               213.5
   9/30/93             332.9            231.0               348.1
   9/30/94             384.7            232.9               400.3
   9/30/95             488.0            320.7               511.6

Assumptions

--   Assumes $100 invested September 30, 1990, in First Financial
     Holdings, Inc. Common Stock, Nasdaq Stock Market (U. S.
     Companies) and Nasdaq Stocks Savings Institutions (U. S.
     only).

--   Total return assumes reinvestment of dividends.

--   Fiscal year ending September 30.

* Source:  Center for Research in Security Prices (CRSP), the
University of Chicago Graduate School of Business.


                    DIRECTORS' COMPENSATION

     During the fiscal year ended September 30, 1995, members of the Board of Directors of the Corporation received a fee of $6,720 except the Chairman, who received a fee of $8,100. Non-management members of the Board of Directors of First Federal received $10,800 except the Chairman who received $12,900. No additional fees are paid to directors who serve on the committees appointed by the Board of Directors of the Corporation. No fees are paid to officers of First Federal who serve on the Board of Directors of the Corporation. Effective October 1, 1994, non-management directors of the Corporation, First Federal and Peoples Federal were offered the opportunity to participate in the 1994 Outside Directors Stock Options-for-Fees Plan, approved by the Shareholders at the January 25, 1995, Annual Meeting. In 1995, 10 directors (excluding Emeritus and Advisory Directors) participated, deferring $112,230 in fees.

     Non-management members of Peoples Federal's Board of Directors received a fee of $7,200 except for the Chairman who received $9,000. The members of management who serve on the Board of Directors of Peoples Federal receive no additional compensation. However, all members of the Board of Directors received $50 for each Loan Committee attended.


              COMPLIANCE WITH SECTION 16(a) OF THE 1934 ACT

     Section 16(a) of the 1934 Act requires certain officers of the Corporation and its directors, and persons who beneficially own more than ten percent of any registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC.

     Based solely on a review of the reports and written representations provided to First Financial by the above referenced persons, the Corporation believes that during the fiscal year ended September 30, 1995, all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly and timely complied with except one report filed by Dr. D. Kent Sharples, a director of First Financial and Peoples Federal. Dr. Sharples filed an amended Form 4, Statement of Change in Beneficial Ownership of Securities, in December 1995 for the Form 4 filed in February 1995.

                      TRANSACTIONS WITH MANAGEMENT

     In 1993, the Board of Directors of First Federal adopted a revised employee loan policy for financing and improving employee personal residences, consumer loans and lot loans for primary residences only. These loans are made in the ordinary course of business and on substantially the same terms and collateral as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or contain other unfavorable features. Where loans are on owner-occupied, single-family homes, rates on the promissory note are at prevailing rates; however, a separate contract between First Federal and the participant provides for an adjustment in rate below the prevailing market rate to a rate of 1/2 of 1% above the index used for adjustable-rate single-family home loans at the time of closing.
On all loans, the floor interest rate will be First Federal's internal monthly cost of funds as defined in the contract. The contract further provides for First Federal to revert the rate charged to the market rate if: 1) the participant does not occupy the property as a primary residence, or 2) the participant is no longer employed with First Federal or a wholly-owned subsidiary. Total consumer loan amounts outstanding are limited to $30,000 depending on qualifications of the participant. All consumer loan promissory notes are at prevailing rates; however, by separate contract, rates are adjusted below prevailing market rates. The Board of Directors of First Federal has established a maximum aggregate loan amount of $200,000 for each employee of First Federal. As a result of provisions contained in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), loans are now granted at interest rates below prevailing market rates only to non-insider employees. For all insiders, market rates and fees apply. First Federal also complies with all terms of Regulation O, which governs the activities of loans to insiders.

     All other eligible loans made to employees are made at prevailing market rates in the ordinary course of business and also on the same terms and collateral as those of comparable transactions in effect at the time and do not involve more than the normal risk of collectibility or contain other unfavorable features.

     Peoples Federal has followed a policy of offering loans to its directors, officers, and employees for the financing and improvement of their personal residences, as well as consumer loans. These loans are made in the ordinary course of business and also are made on substantially the same terms, collateral and rates of interest as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility and are in compliance with FIRREA.

     Set forth below is certain information relating to loans to officers and directors of First Federal originated on preferential terms and with aggregate balances in excess of $60,000 outstanding during the fiscal year ended September 30, 1995. Peoples Federal does not make loans with preferential terms to employees.

                                                                          Highest
                                                                          Balance
                                                                       During Fiscal
                                             Original        Original   Year Ending   Balance at    Contract    Prevailing
                                              Date of           Loan   September 30, September 30,  Interest     Interest
   Name                     Type of Loan       Loan           Balance      1995          1995      Rate<F1><F2>  Rate<F3>

D. Van Smith                Mortgage<F4>     10-14-86        $250,000    $220,224      $214,244       8.375%        9.580%
A. L. Hutchinson, Jr.       Mortgage<F4>      2-25-77          67,000      48,071         -0-         8.250<F5>     8.750
                            2nd Mortgage<F6>  7-27-84          35,018      12,290         -0-        10.250        13.000
A. Thomas Hood              Mortgage<F4>      2-24-86         114,000      94,819        91,496       9.375        11.000

______________
<F1> At the time of closing.
<F2> Interest rate subject to periodic adjustment unless otherwise noted.
<F3> At time of loan origination.
<F4> Purpose of loan is to finance primary residence.
<F5> Fixed-rate loan.
<F6> Purpose of loan is for debt consolidation.


                             OTHER MATTERS

     The Board of Directors of the Corporation is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgement of the person or persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telegraph or telephone without additional compensation.


                      ANNUAL REPORT TO STOCKHOLDERS

     The Corporation's Annual Report to Stockholders, including financial statements, has been mailed to all stockholders who were stockholders of record as of the close of business on November 30, 1995. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.


                          STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's main office at 34 Broad Street, Charleston, South Carolina, no later than August 29, 1996. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Act.



                              BY ORDER OF THE BOARD OF DIRECTORS





                              PHYLLIS B. AINSWORTH
                              SECRETARY

Charleston, South Carolina
December 20, 1995



                           FORM 10-K
A COPY OF THE FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF
THE RECORD DATE UPON WRITTEN REQUEST TO PHYLLIS B. AINSWORTH,
SECRETARY, FIRST FINANCIAL HOLDINGS, INC., P.O. BOX 118068,
CHARLESTON, SOUTH CAROLINA 29423-8068.

